Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of the 11th day of May, 2001 by and between LMCG Funds (the "Trust") on behalf of its series listed on Schedule A, attached hereto, together with all other of its series subsequently established and made subject to this Agreement in accordance with Section 4.3 below, and Funds Distributor, Inc., a Massachusetts corporation having a place of business at 60 State Street, Suite 1300, Boston, Massachusetts 02109 ("FDI").

         WHEREAS, the shares of beneficial interest of the Trust are currently divided into a number of separate series of shares, or funds, each corresponding to a distinct portfolio of securities (each a "Fund"), and many of which are or may be divided into multiple classes of shares, all as set forth on Schedule A. For purposes of this Agreement, the term "Shares" shall mean the authorized shares of the relevant Fund and classes of shares of the Fund, if any, and otherwise shall mean the Trust's authorized shares. In addition, each reference herein to the Trust shall also be understood to refer to its separate Funds, as appropriate;

         WHEREAS, FDI is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, Lee Munder Investments Ltd. ("Adviser") is the registered investment adviser to each Fund pursuant to an Investment Advisory Agreement between the Adviser and the Trust in respect of each Fund;

         WHEREAS, the Board of Trustees of LMCG Funds wish to engage FDI to act as the distributor of the Funds' Shares and FDI is willing to render such service on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1.  Services as Distributor

         1.1 FDI will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders received by FDI for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Trust of which the Trust has notified FDI in writing.

         1.2 FDI agrees to use its best efforts to perform its duties hereunder in the solicitation of orders for the sale of Shares. It is contemplated that FDI may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing FDI will act only on its own behalf as principal.

         1.3 FDI shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended (the "1940 Act"), the 1933 Act, the 1934 Act, the Rules of the NASD, the Trust's Agreement and Declaration of Trust and By-Laws. FDI represents and warrants that it is a broker-dealer registered with the SEC and that it is registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. FDI also represents and warrants that it is a member of the NASD.

         1.4 FDI shall file Trust advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the SEC, the NASD and/or state securities administrators.

         1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of a Fund's Shares not in the best interest of the Fund, the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly the other party of any such determination.

         1.6 The Trust agrees to pay all costs and expenses in connection with the registration of Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with the preparation and printing of the Trust's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Trust shall not pay any of the costs of advertising or promotion for the sale of Shares, except as authorized by a plan adopted pursuant to Rule 12b-1 under the 1940 Act. FDI shall also be entitled to compensation for FDI's services as provided in any Distribution Plan adopted as to any Fund and class of the Trust's Shares pursuant to Rule 12b-1 ("Rule 12b-1 fees"). To the extent that Rule 12b-1 fees are paid to FDI as default broker-dealer, such Rule 12b-1 fees shall continue to be paid to FDI after FDI ceases to act as distributor of the Trust for so long as FDI continues to serve as such default broker-dealer.

         1.7 The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as FDI may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. FDI shall pay all expenses connected with its own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by FDI in connection with the sale of Shares as contemplated in this Agreement.

         1.8 The Trust shall furnish FDI from time to time, for use in connection with the sale of Shares, such information with respect to the Trust or any relevant Fund and the Shares as FDI may reasonably request. The Trust also shall furnish FDI upon request with semi-annual reports and annual audited reports of the Trust's books and accounts made by independent public accountants regularly retained by the Trust and from time to time such additional information regarding the Trust's financial condition as FDI may reasonably request.

                  1.9 From time to time, each party shall be permitted reasonable access to records maintained by the other party in connection with this Agreement to the extent necessary to perform its obligations hereunder; provided, however, that to the extent a party provides records containing information relating to a customer of that party, the party receiving such records shall use the information contained in such records solely for the purpose of fulfilling its obligations under this Agreement and applicable law and for no other purpose.

         1.10 The Trust represents to FDI that all registration statements and prospectuses filed by the Trust with the SEC under the 1933 Act and under the 1940 Act with respect to the Shares have been prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this Agreement, the term "registration statement" shall mean any registration statement relating to a Fund and any amendments and supplements thereto. As used in this Agreement, the term "prospectus" shall mean any prospectus of a Fund, including any statement of additional information incorporated by reference therein, any "omitting" prospectus under Rule 482 under the 1933 Act and any "fund profile" under Rule 498 under the 1933 Act, and any amendments and supplements thereto. The Trust represents and warrants to FDI that any registration statement and prospectus, when such registration statement becomes effective, will contain all material statements required to be stated therein in conformity with said Acts and the rules and regulations of the SEC; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from FDI to do so, FDI may, at its option, terminate this Agreement on not less than 60 days' notice or decline to make offers of the relevant Fund's securities until such amendments are made. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving FDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional. Upon written notice from the Trust, FDI will cease making offers of the relevant Fund's securities as soon as is reasonably practicable.

         1.11 The Trust authorizes FDI and any dealers with whom FDI has entered into dealer agreements to use any prospectus in the form furnished by the Trust in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold FDI, its several officers and directors, and any person who controls FDI within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which FDI, its officers and directors, or any such controlling persons, may incur under the 1933 Act, the 1940 Act, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, except that the Trust's agreement to indemnify FDI, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by FDI, its officers, directors or any such controlling person to the Trust or its representatives for use in the preparation thereof, and except that the Trust's agreement to indemnify FDI and the Trust's representations and warranties set out in paragraph 1.10 of this Agreement will not be deemed to cover any liability to the Trust or its shareholders to which FDI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct"). The Trust's agreement to indemnify FDI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against FDI, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Trust at its address set forth on Schedule A, attached hereto, within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by FDI, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse FDI, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by FDI or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of FDI, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to FDI's benefit, to the benefit of FDI's several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify FDI of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of Shares.
         1.12 FDI agrees to indemnify, defend and hold the Trust, its several officers and Trustees (including for this purpose former Trustees), and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person, may incur under the 1933 Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by FDI to the Trust specifically for use in the Trust's registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by FDI to the Trust and required to be stated in such answers or necessary to make such information not misleading or (c) any other liability to which the Trust becomes subject by reason of willful misfeasance, bad faith or gross negligence in the performance (or failure to perform) of FDI's duties under the Agreement. FDI's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon FDI being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to FDI at its address set forth below within a reasonable period of time after the summons or other first legal process shall have been served. FDI shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on FDI's part, and in any other event the Trust, its officers or Trustees, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify FDI of any such action shall not relieve FDI from any liability which FDI may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of FDI's indemnity agreement contained in this paragraph 1.12. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of the Trust's officers and Trustees, and their respective estates, and to the benefit of any controlling persons and their successors. FDI agrees promptly to notify the Trust of the commencement of any litigation or proceedings against FDI or any of its officers or directors in connection with the issue and sale of Shares.

         1.13 No Shares shall be offered by either FDI or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Trust's prospectus or charter documents.

         1.14    The Trust agrees to advise FDI immediately in writing:

                  (a) of any request by the SEC for amendments to the registration statement or prospectus then in effect or for additional information (not including comments provided by the SEC on an amendment to the Trust's registration statement);

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

                  (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading, except when FDI has informed the Trust of the happening of such event; and

                  (d) of all actions of the SEC with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the SEC (not including comments provided by the SEC on an amendment to the Trust's registration statement).

         2.      Offering Price

         Shares of any class of a Fund offered for sale by FDI shall be offered at a price per share (the "Offering Price") plus a purchase premium, as set forth in the then-current prospectus. The Offering Price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Trust offered for sale by FDI may be subject to a redemption fee as set forth in the Trust's then-current prospectus. Purchase premiums and redemption fees are retained by the Trust to offset transaction costs associated with investments and redemptions. Any payments to dealers shall be governed by a separate agreement between FDI and such dealer and the Trust's then-current prospectus.

         3.      Term

         This Agreement shall become effective with respect to the Trust and each Fund as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) by a vote of a majority of the Shares of the Trust or the relevant Fund, as the case may be, provided that in either event its continuance also is approved by a majority of the Board of Trustees who are not "interested persons" of any party to this Agreement and have no direct or indirect financial interest in the operation of this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Trust, a Fund or a class, without penalty, on not less than sixty days' notice, by the Trust's

Board of Trustees, by vote of a majority of the outstanding voting securities of such Fund, or by FDI. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act). FDI agrees to notify the Trust immediately upon the event of its expulsion, suspension or censure by the NASD. This Agreement will automatically and immediately terminate in the event of FDI's expulsion or suspension by the NASD.

         4.  Miscellaneous

         4.1 The Trust recognizes that, except to the extent otherwise agreed to by the parties hereto, FDI's directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that FDI or FDI's affiliates may enter into distribution or other agreements with other corporations and trusts.

         4.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         4.3 This Agreement and the Schedules forming a part hereof may be amended at any time by a writing signed by each of the parties hereto. In the event that the Trustees of the Trust indicate by vote that additional funds are to be made parties to this Agreement, whether such funds were in existence at the time of the effective date of this Agreement or subsequently formed, Schedule A hereto shall be amended to reflect the addition of such new funds and such new funds shall thereafter become parties hereto. In the event that the Trust terminates the registration of any of the Funds listed on Schedule A as series of a management investment company, or otherwise ceases its operations, Schedule A shall be amended to reflect the deletion of such Fund and its various classes.

         4.4 This Agreement is executed by the Board of Trustees of the Trust, not individually, but in their capacity as Trustees under the Agreement and Declaration of Trust made June 29, 2000, as amended. None of the shareholders, Trustees, officers, employees, or agents of the Trust shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Trust and, if the obligation or claim relates to the property held by the Trust for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of the affected Funds.

         4.5 This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

         4.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         4.7 The parties agree that the Trust is executing this Agreement on behalf of each of the Funds separately; that each of the Funds is acting solely on its own behalf separately from each of the other Funds and not jointly or jointly and severally with any of the other Funds; that this Agreement shall constitute, and shall for all purposes be construed to give effect to the intention of the parties that it constitute, a separate Agreement between FDI and the Trust on behalf of each such Fund separately, as if the Trust had executed this Agreement separately on behalf of such Fund; and that no Fund shall be liable for the obligations of any other Fund arising hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

                                                LMCG FUNDS

                                                By:   /s/ Terry H. Gardner
                                                      -------------------------

                                                Name: Terry H. Gardner
                                                      -------------------------

                                                Title: Vice President
                                                      -------------------------

                                                FUNDS DISTRIBUTOR, INC.


                                                By:    /s/ Margaret W. Chambers
                                                      -------------------------

                                                Name:  Margaret W. Chambers
                                                      -------------------------

                                                Title: Executive Vice President
                                                      -------------------------


         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers, or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

                                   SCHEDULE A

                                   LMCG Funds

               Funds                                Classes
               -----                                -------
LMCG Small Cap Growth Fund                             A Shares
LMCG Mid Cap Growth Fund                               A Shares
LMCG Small Cap Tax-Sensitive Fund                      A Shares
LMCG Technology Fund                                   A Shares
LMCG Internet Fund                                     A Shares